Q1 2025 Earnings Presentation May 9, 2025 Exhibit 99.2

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," “outlook”, "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $23.5 million and $40.0 million of cash and cash equivalents and restricted cash as of March 31, 2025, and December 31, 2024, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition. Quarterly Highlights Q1 2025 Selected Highlights Total investment income for the quarter ended March 31, 2025, was $12.1 million, of which $10.3 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio. This compares to total investment income of $14.4 million for the quarter ended December 31, 2024, of which $12.2 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio and $16.5 million for the quarter ended March 31, 2024, of which $14.2 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio. Core investment income for the quarter ended March 31, 2025, excluding the impact of purchase discount accretion, was $12.1 million, as compared to core investment income of $14.4 million for the quarter ended December 31, 2024. This compares to $16.5 million for the quarter ended March 31, 2024. Net investment income (“NII”) for the quarter ended March 31, 2025, was $4.3 million ($0.47 per share) as compared to $5.5 million ($0.60 per share) for the quarter ended December 31, 2024, and $6.2 million ($0.67 per share) for the quarter ended March 31, 2024. Net asset value (“NAV”) as of March 31, 2025, was $173.5 million ($18.85 per share), as compared to $178.5 million ($19.41 per share) as of December 31, 2024. Deployment during the quarter was strong, with deployment of approximately $17.5 million and sales and repayments of approximately $15.7 million, resulting in net deployment of approximately $1.8 million. Investment portfolio at fair value as of March 31, 2025, was $406.4 million, comprised of 93 different portfolio companies. Our debt investment portfolio, excluding our investments in the CLO Funds, equities and Joint Ventures, totaled $324.8 million at fair value as of March 31, 2025, and was spread across 24 different industries comprised of 72 different portfolio companies with an average par balance per entity of approximately $2.6 million. This compares to a total investment portfolio at fair value as of December 31, 2024 of $405.0 million, comprised of 93 different portfolio companies. Our debt investment portfolio, excluding our investments in the CLO Funds, equities and Joint Ventures, totaled $320.7 million at fair value as of December 31, 2024, and was spread across 26 different industries comprised of 71 different portfolio companies, with an average par balance per entity of approximately $2.5 million. Non-accruals on debt investments, as of March 31, 2025, were six debt investments representing 2.6% and 4.7% of the Company’s investment portfolio at fair value and amortized cost, respectively. This compares to six debt investments representing 1.7% and 3.4% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of December 31, 2024, and seven debt investments representing 0.5% and 3.2% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of March 31, 2024. Weighted average annualized yield (excluding income from non-accruals and collateralized loan obligations) was approximately 11.0% as of March 31, 2025. Par value of outstanding borrowings, as of March 31, 2025, was $255.4 million, as compared to $267.5 as of December 31, 2024, with an asset coverage ratio of total assets to total borrowings of 168% and 167%, respectively. On a net basis, leverage as of March 31, 2025, was 1.3x(2) compared to net leverage of 1.3x(2) as of December 31, 2024. Change in Dividend Policy: The Company’s Board of Directors (the “Board”) modified the Company’s dividend policy to introduce a stable base distribution, which is anticipated to be sustainable across market cycles. Additionally, the Board intends to declare a quarterly supplemental distribution going forward, which will approximate 50% of net investment income in excess of the quarterly base distribution to account for fluctuations in rates and spreads. Distribution: Declared a regular quarterly base distribution of $0.47 per share of common stock. The distribution is payable on May 29, 2025, to stockholders of record at the close of business on May 19, 2025. On January 29, 2025, the Company entered into a Proposed Merger agreement with LRFC. Under the agreement, LRFC will merge with and into PTMN, subject to the receipt of certain shareholder approvals and the satisfaction of other closing conditions. Pursuant to the Proposed Merger agreement, Portman Ridge will be the surviving public entity and will continue to trade on the Nasdaq under the symbol “PTMN.” In connection with the Proposed Merger, shareholders of LRFC will receive 1.50 newly issued shares of PTMN common stock in exchange for each share of common stock of LRFC (the “Fixed Exchange Ratio”).

Financial Highlights Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

3-month SOFR per Bloomberg as of April 28, 2025. As of March 31, 2025, substantially all of our floating rate assets were on SOFR contract. If all floating rate assets as of 3/31/25 were reset to current 3-month benchmark rates 4.28%, we would expect to experience an incremental reduction in quarterly income of ~$35k. Impact of Benchmark Rates (1)

Over the last three years, Portman has experienced an average of ~$1.0 million in income related to repayment / prepayment activity as compared to the current quarter of $0.1 million. Limited Repayment Activity

Core Earning Analysis Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

Net Asset Value Rollforward Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $23.5 million, $40.0 million, $26.8 million, $36.6 million, and $39.6 million of cash and cash equivalents and restricted cash as of March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition.

Top 5 Borrowers, 21.5% As of March 31, 2025. Figures shown do not include, CLO Funds, F3C JV or Series A-Great Lakes Funding II LLC, and derivatives. Shown as % of debt and equity investments at fair market value. Current Portfolio Profile(1) Diversified Portfolio of Assets Diversification by Borrower(2) Asset Mix(2) Industry Diversification(2) 93 Debt + Equity Portfolio Investee Companies $2.6mm / 1% Average Debt Position Size U.S Centric Investments: Nearly 100% US-Based Companies Focus on Non-Cyclical Industries with High FCF Generation Credit quality has been stable during the rotation period

For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives. Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed Includes assets purchased from affiliate of HCAP’s former manager in a separate transaction. CLO holdings and Joint Ventures are excluded from investment count. Excluding income from non-accruals and collateralized loan obligations. Portfolio Trends(1)(2)

Based on fair market value as of the end of the respective period. As of March 31, 2025, six of the Company’s debt investments were on non-accrual status and represented 2.6% and 4.7% of the Company’s investment portfolio at fair value and amortized cost, respectively Credit Quality

At Fair Value at the end of the respective period. Does not include activity in short-term investments. Portfolio Composition(1)

M&A Value Realization M&A Value Realization as of March 31, 2025:

Appendix

Consolidated Statements of Assets and Liabilities

Consolidated Statements of Operations (1) During the three months ended March 31, 2025 and 2024, the Company received $0.2 million and $0.1 million, respectively, of non-recurring fee income that was paid in-kind and included in this financial statement line item.

Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $9.2 million as of March 31, 2025 Restricted cash of $14.3 million as of March 31, 2025 Debt Summary As of March 31, 2025, par value of outstanding borrowings was $255.4 million with a current weighted average interest rate of 5.9% The $147.4 million of borrowings under the Great Lakes Portman Ridge Funding LLC Revolving Credit Facility was bearing a floating rate. The $108.0 million par value of 4.875% notes due 2026 was bearing a fixed rate As of March 31, 2025, there was $52.6 million of available borrowing capacity under the Great Lakes Portman Ridge Funding LLC Revolving Credit Facility. Corporate Leverage & Liquidity

PORTMAN RIDGE

Regular Distribution Information[1]

Date Declared	Record Date	Payment Date	Distribution per Share
5/8/2025	5/19/2025	5/29/2025	$0.47
3/13/2025	3/24/2025	3/31/2025	$0.54[2]
11/7/2024	11/19/2024	11/29/2024	$0.69
8/8/2024	8/22/2024	8/30/2024	$0.69
5/8/2024	5/21/2024	5/31/2024	$0.69
3/11/2024	3/20/2024	3/31/2024	$0.69
11/9/2023	11/22/2023	11/31/2023	$0.69
8/9/2023	8/22/2023	8/31/2023	$0.69
5/10/2023	5/22/2023	5/31/2023	$0.69
3/9/2023	3/20/2023	3/31/2023	$0.68
11/8/2022	11/24/2022	12/13/2022	$0.67
8/10/2022	8/16/2022	9/2/2022	$0.63
5/10/2022	5/24/2022	6/7/2022	$0.63
3/10/2022	3/21/2022	3/30/2022	$0.63
11/3/2021	11/15/2021	11/30/2021	$0.62
8/4/2021	1 for 10 Reverse Stock Split effective 8/26/21		
8/4/2021	8/17/2021	8/31/2021	$0.60
5/6/2021	5/19/2021	6/1/2021	$0.60
2/12/2021	2/22/2021	3/2/2021	$0.60
10/16/2020	10/26/2020	11/27/2020	$0.60
8/5/2020	8/17/2020	8/28/2020	$0.60
3/17/2020	5/7/2020	5/27/2020	$0.60
2/5/2020	2/18/2020	2/28/2020	$0.60
11/5/2019	11/15/2019	11/29/2019	$0.60
8/5/2019	8/12/2019	8/29/2019	$0.60

Change in Dividend Policy introduced in March 2025:

- The Company's Board of Directors modified the Company's dividend policy to introduce a stable base distribution, which is anticipated to be sustainable across market cycles.
- Additionally, the Board intends to declare a quarterly supplemental distribution going forward, which will approximate 50% of net investment income in excess of the quarterly base distribution to account for fluctuations in rates and spreads.

Regular quarterly base distribution

- Q1 2025 - $0.47 per share of common stock
- Q2 2025 - $0.47 per share of common stock

Supplemental cash distribution

- Q1 2025: $0.07 per share of common stock
- Q2 2025: no supplemental distribution

(1) The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented.
(2) Change in Dividend Policy introduced in March 2025 - regular quarterly base distribution plus supplemental cash distribution.

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